Exhibit 99.770

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Transactions effected pursuant to Rule 10F3
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   Fund                         R.I.     Goldman yrs.    Form    Yrs. In.
                               Involved?  Involved?      Rec'd?  Business:     Security:                Date of Purchase:
1. Capital Appreciation   IPO    No         Yes           Yes      49       Dolby Laboratories Inc.    February 17, 2005
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
Date Offering       Purchaser                    Securities       Amount        Total
commenced:          Price:       Commission:    acquired from:    purchased:   Offering:
February 17, 2005   $18.00                      Morgan Stanley   $2,720,790    $247,455,000.00   0.00%
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